UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED):
February 25, 2009
TARGANTA THERAPEUTICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-33730	20-3971077
(State or other jurisdiction of	(Commission file number)	(IRS employer identification
incorporation or organization)		number)
222 Third Street, Suite 2300
Cambridge, MA 02142-1122
(Address of Principal Executive Offices) (Zip Code)
(617) 577-9020
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 5.01. Changes in Control of Registrant
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-3.1: AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
EX-3.2: AMENDED AND RESTATED BY-LAWS
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE

Item 1.02. Termination of a Material Definitive Agreement.
     On February 25, 2009, Targanta Therapeutics Corporation, a Delaware corporation (the “Company”), paid approximately $14.5 million in prepayment of all amounts (principal, interest and fees) outstanding under the Credit and Security Agreement dated as of September 24, 2007 by and among the Company, GE Business Financial Services Inc. (formerly known as Merrill Lynch Business Financial Services Inc.) (“GE”) and two other financial institutions, as amended, restated or supplemented (the “Credit Agreement”). The payment of approximately $14.5 million included approximately $1.1 million in prepayment and exit fees. In connection with the prepayment, the parties agreed to terminate the Credit Agreement, as well as other related debt documents (together with the Credit Agreement, the “Credit Documents”).
     Under the Credit Documents, the Company entered into a $20 million credit facility with GE and the two other lenders, the principal of which was repayable ratably over 36 months beginning in February 2008. Borrowings were secured by all or substantially all of the Company’s tangible assets, excluding intellectual property. In connection with the prepayment, all liens on the Company’s assets have been released.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On February 25, 2009, The Medicines Company (the “Parent”) completed its acquisition of all of the outstanding shares of common stock, par value $0.0001 per share, of the Company, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 12, 2009, among the Parent, the Company and Boxford Subsidiary Corporation (the “Merger Sub”), a wholly owned subsidiary of the Parent. The Parent’s acquisition of the capital stock of the Company was structured as a two-step transaction, with a tender offer made through the Merger Sub for all of the outstanding shares of the Company common stock (the “Offer”) followed by a merger of the Merger Sub with and into the Company (the “Merger”), with the Company becoming the surviving corporation and a wholly owned subsidiary of the Parent.
     The initial offering period of the Offer expired at 12:00 midnight, New York City time, at the end of Tuesday, February 24, 2009. According to American Stock Transfer & Trust Company, the depositary of the Offer, as of the expiration of the initial offering period, a total of approximately 20,577,989 shares of the Company common stock (excluding shares tendered under guaranteed delivery procedures) had been validly tendered pursuant to the Offer and not properly withdrawn, representing approximately 98% of the outstanding shares of the Company. On February 25, 2009, the Merger Sub accepted for purchase all shares that were validly tendered and not properly withdrawn. Stockholders who validly tendered and did not properly withdraw their shares will promptly receive the Offer consideration consisting of (1) $2.00 per share, net to the seller in cash, plus (2) the contractual right to receive up to an additional $4.55 per share in contingent cash payments if specified regulatory and commercial milestones are achieved within agreed upon time periods, pursuant to the Merger Agreement and the Contingent Payment Rights Agreement, entered into by the Parent and American Stock Transfer & Trust Company, as rights agent, on February 25, 2009 (the “CPR Agreement”). The consideration paid or payable for shares tendered in the Offer is subject to any applicable tax withholding, and no interest will be paid thereon.
     A copy of the press release issued by the Parent announcing the completion of the Offer is filed as Exhibit 99.1 to this Current Report on Form 8-K.
     On February 25, 2009, pursuant to the terms and conditions of the Merger Agreement, the Merger Sub was merged with and into the Company and each remaining outstanding share of the Company common stock (other than (1) any shares held by the Company as treasury stock or owned by the Parent, the Merger Sub or any subsidiary of the Company, the Parent or the Merger Sub and (2) any shares held by a holder who did not vote in favor of or consent to the Merger and who properly demands and perfects his, her or its right to be paid the fair value of such shares in accordance with Delaware law) was automatically cancelled and converted into the right to receive the same consideration per share paid in the Offer.
     A copy of the press release issued by the Parent announcing the completion of the acquisition is filed as exhibit 99.2 to this Current Report on Form 8-K.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on January 14, 2009.
     As a result of the Merger, the Company no longer fulfills the numerical listing requirements of The Nasdaq Global Market (“Nasdaq”). Accordingly, on February 25, 2009, at the Company’s request, The NASDAQ Stock Market LLC filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of shares of Company common stock from Nasdaq and the deregistration of the Company common stock under the Exchange Act. In addition, the Company will file with the SEC a Certification on Form 15 under the Exchange Act to suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.
Item 5.01. Changes in Control of Registrant.
     The information disclosed in Item 3.01 and Item 5.02 is hereby incorporated by reference.
     As a result of the Merger Sub’s acceptance for purchase on February 25, 2009 of all shares of the Company common stock that had been validly tendered pursuant to the Offer and not properly withdrawn, representing approximately 98% of the outstanding shares of the Company, there was a change in control of the Company, and the Parent, as the direct parent of the Merger Sub, controlled the Company. As of the effective time of the Merger on February 25, 2009, the Company became a wholly owned subsidiary of the Parent.
     The Merger Sub acquired the remaining outstanding Shares of the Company by means of a merger of the Purchaser with and into the Company, as a result of which the Company became a wholly owned subsidiary of the Parent. At the effective time of the Merger, each Share then outstanding (other than Shares held in the treasury of the Company and Shares that are held by

(i) the Parent, the Purchaser or any other wholly-owned subsidiary of the Parent or the Company or (ii) shareholders who properly demand and perfect appraisal rights under Delaware law) has been converted into the right to receive consideration of (1) $2.00 per common share, net to the seller in cash, plus (2) the contractual right to receive up to an additional $4.55 per common share in contingent cash payments if specified regulatory and commercial milestones are achieved within agreed upon time periods, upon the terms and subject to the conditions set forth in the Offer.
     The total consideration to be paid for the shares of the Company common stock in the Offer and the Merger, including fees and expenses, consists of approximately $50 million in cash plus contractual rights to receive up to an additional $95.5 million in the aggregate in contingent cash payments if specified regulatory and commercial milestones are achieved within agreed upon time periods. Any contingent cash payments will be paid in accordance with the terms of the CPR Agreement. The Parent, through its working capital, funded the closing cash consideration for the shares of the Company acquired in the Offer and the Merger. The Parent expects to fund any contingent cash payments through its working capital.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Pursuant to the terms of the Merger Agreement, immediately prior to the effective time of the Merger on February 25, 2009, each of Mark W. Leuchtenberger, Stéphane Bancel, Garen Bohlin, Jeffrey Courtney, Rosemary A. Crane, William W. Crouse, Eric M. Gordon, Ph.D. and Dilip J. Mehta, M.D., Ph.D. resigned from the Board of Directors, and any committee thereof, of the Company. Upon consummation of the Merger and pursuant to the Merger Agreement, Clive A. Meanwell, Glenn P. Sblendorio and Paul M. Antinori, each of whom is an officer of the Parent, became the directors of the Company.
     Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on February 25, 2009, Clive A. Meanwell became the President of the Company and Glenn P. Sblendorio became the Treasurer of the Company. The biographical information of the new officers of the Company is incorporated herein by reference to Annex I of the Schedule 14D-9 the Company filed with the SEC on January 27, 2009.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.
     Pursuant to the Merger Agreement, at the effective time of the Merger, the certificate of incorporation of the Company was amended and restated in its entirety, a copy of which is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference. Also, upon consummation of the Merger, the by-laws of the Company were amended and restated in their entirety, a copy of which is filed as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit 3.1	Amended and Restated Certificate of Incorporation of the Company.

Exhibit 3.2	Amended and Restated By-laws of the Company.

Exhibit 99.1	Press release issued by the Parent on February 25, 2009 announcing the completion of the initial offering period of the Offer.

Exhibit 99.2	Press release issued by the Parent on February 26, 2009 announcing the completion of the acquisition.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Targanta Therapeutics Corporation
Date: March 2, 2009	By:	/s/ Paul M. Antinori
		Name:	Paul M. Antinori
		Title:	Secretary

EXHIBIT INDEX

Exhibit 3.1	Amended and Restated Certificate of Incorporation of the Company.

Exhibit 3.2	Amended and Restated By-laws of the Company.

Exhibit 99.1	Press release issued by the Parent on February 25, 2009 announcing the completion of the initial offering period of the Offer.

Exhibit 99.2	Press release issued by the Parent on February 26, 2009 announcing the completion of the acquisition.